Sub-Item 77Q1(b): Copies of Text of Proposal Relating to Sub-Item 77D

The changes with respect to the Goldman Sachs Dynamic U.S. Equity
Fund described under Sub-Item 77D are described in the supplement to the Funds Prospectus, filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange
Commission on February 12, 2015
(Accession No. 0001193125-15-046263), which is
incorporated herein by reference.